UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2015

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 20, 2015, Rosewind Corporation (“Rosewind”), a Colorado corporation and approximately 81.5%-owned subsidiary of Ampio Pharmaceuticals, a Delaware corporation (the “Company”), entered into and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with Jazz Pharmaceuticals, Inc. (the “Seller”). Pursuant to the Purchase Agreement, Rosewind purchased from the Seller assets related to the Seller’s product known as ProstaScint® (capromab pendetide), including certain intellectual property and contracts, and the product approvals, inventory and work in progress (collectively, the “ProstaScint Business”), and assumed certain of the Seller’s liabilities, including those related to product approvals and the sale and marketing of ProstaScint.

Rosewind paid $1.0 million at closing for the ProstaScint Business. Rosewind has also agreed to pay to the Seller an additional $500,000 payable within five days after transfer for the ProstaScint-related product inventory and $226,523 payable on September 30, 2015 (which represents a portion of certain United States Food and Drug Administration fees). Rosewind also will pay to the Seller eight percent (8%) on net sales made after October 31, 2017, payable up to a maximum aggregate payment of $2.5 million.

The Purchase Agreement contains customary representations and warranties and covenants by each party. The Purchase Agreement contains customary indemnification provisions by each party, including, subject to certain limitations, the indemnification by each party for any losses arising out of any breach of the other party’s representations or warranties or any breach or failure to perform any of its covenants under the agreement, as well as any liabilities arising out of the ProstaScint Business prior to the closing (as to Rosewind) and after the closing (as to the Seller).

The Purchase Agreement also provides that for a period of one year the Seller agrees to not directly or indirectly, through any of its agents or affiliates, (i) compete against the ProstaScint Business, or (ii) acquire a company or business in which more than fifteen percent (15%) of such acquired business’ total revenue is generated by products that compete with the ProstaScint Business.

The foregoing summary of the material terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is being filed as an exhibit to Rosewind’s Current Report on Form 8-K on May 27, 2015, and is incorporated by reference into this Current Report on Form 8-K.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate” “believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K’s and its Quarterly Reports on Form 10-Q’s on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer

Dated: May 27, 2015